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                           SCHEDULE 14A INFORMATION

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                    Exchange Act of 1934 (Amendment No.  )

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[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      WASHINGTON CONSTRUCTION GROUP, INC.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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Notes:
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The following was published by Morrison Knudsen Corporation, and may be deemed to be "soliciting material" of Washington Construction Group, Inc. ("WCGI"). WCGI disclaims that the following is soliciting material.

                                   * * * * *

                                   Thank you.

          With the best clients and employees in the world, MK has been building for more than 80 years.

          Big things. Like the Hoover Dam. Great Things. Like the Kennedy Space Center. And technological marvels. Like the Saturn plant for General Motors. Construction that has changed the face of the earth all around the world. With our merger with Washington Construction, this tradition continues.

                             We also build loyalty.

          Sure, we are proud of these projects. But what gives us the most pride is the dedicated spirit of our people - people who don't know the meaning of the word "can't". They know their success depends on making the customer a success. The result is something that seems to be missing in today's business culture. Loyalty.

          Our people stay true to our customers - delivering value. In return, our customers reward us with new business, over and over again.

          And the golden rule pays off on the bottom line. Over $4 billion in order backlog is evidence of that.

          It only shows it's the character of our people that matters the most - and the lasting relationships they build with our customers.

          Yes, on top of everything else, we build loyalty. And when our customers give it back we can only try harder to maintain the trust we've worked so hard to earn. With added strength from our merger with Washington Construction, MK is positioned for the future and committed to continuing to deliver value to customers for the next 80 years.

                                     We're

                      [Logo] MORRISON KNUDSEN CORPORATION

        Operational Excellence.  Financial Strength.  Proven Management.


       /s/ Dennis R. Washington       /s/ Robert A. Tinstman
       Dennis R. Washington           Robert A. Tinstman
       Chairman                       President and Chief Executive Officer


          Visit our web site at www.mk.com for more information on MK.